Exhibit 99.2

Your Reference Our Reference JM001486
Boustead Wavefront Inc. 1 George Street #10-01 Singapore 049145 Attention to: Mr. David U. Drake	JurisAsia LLC 9 Raffles Place Republic Plaza #29-02 Singapore 048619
20 October 2022

Dear Sirs

1.	We have acted as Singapore legal advisers to Boustead Wavefront Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the (a) the proposed initial public offering (the “Offering”) of (i) 1,270,000 Class A Ordinary Shares (the “Shares”), par value of US$0.0001 per share, of the Company, up to 190,500 Ordinary Shares, issuable upon exercise of an over-allotment option granted to the underwriter by the Company; (ii) underwriter’s warrants exercisable for 102,235 Ordinary Shares (“Underwriter’s Warrants”) and (iii) 102,235 Ordinary Shares underlying the Underwriter’s Warrants; (iv) the resale of 2,691,578 Class A Ordinary Shares by the selling shareholders, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended, (the “Securities Act”) in relation to the Offering, and (b) the Company’s proposed listing (the “Listing”) of the Shares on the Nasdaq Capital Market.

2.	In connection with our opinion expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of such of such agreements, documents, certificates and other statements provided by the Company and of corporate officers and representatives of the Company and such other papers as we have deemed relevant and necessary as a basis for such opinion. As to any facts material to our opinion, we have relied, to extent that we deemed such reliance proper, upon the representations, confirmations, certificates and other statements of officers and representatives of the Company.

3.	In rendering this opinion, we have assumed without independent check or verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostated copies, and all documents submitted to us are up-to-date and have not been altered.

JurisAsia LLC is an independent law practice affiliated to Gowling WLG (UK) LLP

T+ 65 6977 9530	JurisAsia LLC is a company incorporated in Singapore (UEN: 201634188H) as a limited liability company and licensed as a law corporation in Singapore (licence no LSRA/LLC/2016/00030).

jurisasiallc.com	Service of court documents by facsimile is not accepted.

4.	This opinion is being furnished to you on the basis of our understanding of Singapore laws as at the date of this opinion. This opinion does not cover any questions arising under or relating to any other laws. Our statements in this opinion are strictly limited to the matters stated in this letter and do not apply by implication to other matters.

LETTER TO	SHEET NO	DATE
Boustead Wavefront Inc.	2	20 October 2022

5.	This opinion is strictly limited to the matters stated in paragraph 6 of this opinion, do not extend to any other matters and is intended to be used in the context which is specifically referred to herein. In particular, this opinion does not relate to any additional documents or statements concerning the Registration Statement, the Company, the Offering or the Listing that may be made by any person or any other conduct that any person may engage in concerning the Registration Statement.

6.	Based upon and subject to the foregoing, we are of the opinion that the statements set forth in the Registration Statement under the captions “Regulations – Singapore” and “Enforceability of Civil Liabilities – Singapore” insofar as such statements constitute summaries of the Singapore legal matters referred to therein as of the date hereof, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein as of the date hereof.

7.	Based upon and subject to the foregoing, the statements under the caption "Taxation – Singapore Taxation" in the registration statement of the Company in Form F-1, insofar as such statements constitute summaries of the Singapore legal matters referred to therein as of the date hereof, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein as of the date hereof, are accurate in all material aspects, and such statements constitute our opinion.

8.	We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

9.	This opinion is rendered by us solely for the purpose of and in connection with the registration statement of the Company on Form F-1 publicly submitted to the U.S. Securities and Exchange Commission on the date of this opinion, and save as provided herein, this opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the U.S. Securities and Exchange Commission or any other regulatory agency. We hereby consent to the use of our opinion as herein set forth as an exhibit to the registration statement of the Company on Form F-1, and further consent to all references to us, if any, in the registration statement and any amendments thereto.

Yours faithfully,

/s/ JurisAsia LLC
JurisAsia LLC